                                                                  EXHIBIT 10(iv)

                                    AGREEMENT

THIS AGREEMENT (the "Agreement") is entered into effective the date and year last executed by a Party hereto (the "Effective Date") and is by and, among STEVE ZABEL, an individual ("Zabel"), Bryant Ingram, an individual ("Ingra") and Joey Alfred an individual ("Alfred") [Zabel, Ingram, and Alfred hereinafter sometimes referred to collectively as the "Shareholders"], SUPPORT24, an Oklahoma Corporation ("Support24") and BROADBAND WIRELESS INTERNATIONAL CORPORATION, a Nevada corporation ("BroadBand").

WHEREAS, Support24 has authorized Fifty Thousand (50,000) shares of stock and has issued and outstanding Three Thousand Five Hundred (3,500) shares of fully paid and nonassessable shares of common stock (the "Support24 Stock") representing One Hundred percent (100%) of the issued and outstanding interest in Support 24;

WHEREAS, Zabel, Ingram, and Alfred own One Hundred percent (100%) of the issued and outstanding Support24 Stock;

WHEREAS, BroadBand is interested in acquiring One Hundred percent (100%) of the outstanding Support24 Stock pursuant to the terms and conditions described herein; and

WHEREAS, Zabel, Ingram, and Alfred are interested in transferring One Hundred percent (100%) of the Support24 stock to BroadBand pursuant to the terms and conditions herein described and for the consideration set out herein.

NOW, THEREFORE, for the consideration described herein and for other good and valuable consideration, the receipt and sufficiency of all of which all parties hereto affirm, the parties hereto agree as follows:

         4. Transfer of Support24: On the Effective Date, Zabel, Ingram, and Alfred transfer an amount of shares of the Support24 Stock representing One Hundred percent (100%) of the issued and outstanding shares as of the Effective Date to BroadBand.

         5. Transfer of BroadBand Stock, On the Effective Date, BroadBand will transfer to Zabel, Ingram, and Alfred, in the allocations described below, Seven Hundred Thousand (700,000) shares of BroadBand unissued or treasury shares of the common stock of
                  BroadBand:

             Support24 Shareholder              Amount of BroadBand Stock
                  Steve Zabel                           325,000
                  Bryant Ingram                         275,000
                  Joey Alfred                           100,000
                                    Total               700,000


         6. Participation in BroadBand Debenture. As additional consideration for the transfer of the Support24 Stock to BroadBand, Support24 shall be issued Five Hundred Thousand and no/ 100 Dollars ($500,000.00) of BroadBand's one-year twelve percent (12%) subordinated non-dilutable debentures (the "BroadBand Debentures"), issued in Twenty-Five Thousand

                  Dollar ($25,000.00) increments, for the sole purpose of the We of the BroadBand Debentures to outside qualified capital investors to raise working capital for Support24 operations. It is provided, however, that any monies received on the sale of the BroadBand Debentures will be allocated eighty percent (80%) to Support24 and twenty percent (20%) to BroadBand or its assign. The BroadBand Debenture will be convertible into BroadBand's unissued or treasury shares of the common stock of BroadBand for a price equal to seventy-five percent (75%) of the per share closing market price of such BroadBand common stock on the date prior to the issuance of the BroadBand Debentures. The Shareholders and Support24 represent and warrant to BroadBand, its officers, directors and shareholders, that any transfer or sell of a BroadBand Debenture shall be in compliance with all applicable federal and state securities laws or other laws governing or restricting the sale or transfer of securities and shall be made only to sophisticated and knowledgeable investors.

         7. Restriction on BroadBand Stock. The Shareholders and Support24 recognize and acknowledge that the shares of BroadBand stock received as consideration for this transaction and the shares of BroadBand that maybe received pursuant to any conversion of a BroadBand Debenture (as described in Paragraph 3, above) will be subject to various restrictions on sale and/or transfer including, but not limited to, the restrictions imposed by 17 CFR '230,144.

         1. Control and 0peration of Support24 Employment Agreement. It is the intent and purpose of the BroadBand to allow the current management of Support24 to continue to control the day to day operations of Support24 including, but not limited to, the production, marketing, sale, and maintenance of Support24 products and the management of other normal and usual matters relating to Support24. On this even date, Zabel, Ingram, and Alfred will enter into an employment agreement with Support24, in a form and containing substantially the identical terms as contained in Exhibit "A" (attached hereto and made a part hereof).

         2. Zabel, Ingram, and Alfred jointly and severally represent and warrant to BroadBand as follows:

                  1. Organization and Good Standing: Support24 is a, corporation duly organized, validly existing and in good standing under the laws of Oklahoma, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations. Support24 is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of its properties owned or used by it, or the nature of the activities conducted by it, requires such qualification,


                  2. Books and Records: Support24's books of accounts, minute books, stock record books, and other records are complete and correct and have been maintained in accordance with sound business practices. The minute books contain accurate and complete records of all meetings held of and corporate action taken by, the shareholders of Support24.

                  3. Titles to Properties, Encumbrances: Support24 owns (with good and marketable title in the case of real property) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own or as reflected as owned in the books and records of Support24, including all of the properties and assets reflected in the balance sheet and other financial statements of Support24.

                  4. Accounts Receivable: All accounts receivable of Support24 are reflected on its balance sheet at on the accounting records and, subject to any reserves reflected on its financial statements, will be collectable in full, without any set-of, within ninety (90) days after the date such accounts shall be due and payable.

                  5. No Undisclosed Liabilities: Except as set forth on Exhibit "B" (attached hereto and made a part hereof), Support24 has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise).

                  6. Taxes Support24 has filed or caused to be filed on a timely all tax returns, whether federal, state or local, that are or were required to be, filed by or with respect to any of them. Support24 has paid, or made provision for the payment of all taxes whether federal, state or local, that have or may become due.

                  7. Legal Proceedings: No legal proceeding has been commenced by or against Support24. To the best knowledge of Zabel, Ingram, or Alfred no such legal proceeding has been threatened and no event has occurred or circumstances exists that may give rise to or serve as a basis for the commencement of any such legal proceeding.

                  8. Support24 is, and at all times has been, in full compliance with all applicable terms and requirements, of each and every contract under which Support24 has or had any obligations or by which Support24 was bound and no event or circumstances exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any third party the right to declare, a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel terminate, or modify, and Support24 contract.

                  3. Intellectual Property. Support24 is the owner of all right, title, and interest in and to each of its intellectual properties, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to any third party, all of its intellectual parties. For purpose of this Agreement, "intellectual property" shall include:

                           1. all fictional business names, trade names, registered, and unregistered trademarks, service marks, and applications;

                           2. all patents, patent applications, and inventions and discoveries that may be patentable;

                           3. all copyrights in both published works and unpublished works; and

                           4. all know-how, trade secrets, confidential information, customer lists, software programming, technical information, data, process technology, plans, drawings, blue prints, and designs owned, used or licensed by Support24.

         7. Indemnification of BroadBand by Shareholders: Zabel, Ingram, and Alfred jointly and severally, jointly and severally indemnify and hold harmless BroadBand and its stockholders, officers, directors, and affiliates from, and will pay to the such indemnified entities the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees and costs) or diminution of value, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with any breach of any representation or warranty made by Shareholders or Support24.

         8. Entire Agreement. This Agreement constitutes the full, entire and integrated agreement between the Parties hereto with respect to the subject matter hereof, and supercedes, all prior negotiations, correspondence, understandings and agreements among the parties hereto respecting the subject matter hereof.

         9. Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

         10. Binding Effect: Benefit. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, personal and legal representatives, guardians, successors and/or assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities.

         11. Amendment: Waiver, No provision of this Agreement may be amended, waived or otherwise modified without the prior written consent of all of the parties hereto.

         12. Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         13. Applicable Law. This Agreement is made and entered into, and shall be governed by and construed in accordance with, the laws of the State of Oklahoma.

         14. Counterpart. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     AGREED TO EFFECTIVE the year and date last executed by a Party hereto.


"SUPPORT 24"                        "BROADBAND"

Support 24                          BroadBand Wireless International Corporation


By: /s/ Steve Zabel                 By: /s/ Ronald L. Baker
   --------------------------          -------------------------------
Name: Steve Zabel                   Name: Ronald L. Baker
     ------------------------            -----------------------------
Title:                              Title: President
      -----------------------             ----------------------------
Date: 2/25/00                       Date: 2-25-00
     ------------------------            -----------------------------


"SHAREHOLDERS"

 /s/ Steve Zabel
------------------------
Name: Steve Zabel
     -------------------
Date: 2/25/00
     -------------------

 /s/ Bryant Ingram
------------------------
Name: Bryant Ingram
     -------------------
Date: 2-25-2000
     -------------------


------------------------
Name: Joey Alfred
Date:
     -------------------